                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          SIMON PROPERTY GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          Simon Property Group, Inc.
                          115 West Washington Street
                          Indianapolis, Indiana 46204

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders of Simon Property Group, Inc.:

   Please take notice that the 1999 Annual Meeting of Stockholders of Simon Property Group, Inc. will be held at The Indianapolis Hyatt Regency, One South Capitol Avenue, Indianapolis, Indiana, on Wednesday, May 12, 1999 at 11:00 a.m., Indianapolis time, to consider the following proposals:

  (1) to elect a total of thirteen (13) directors (seven (7) to be elected by the holders of all classes of voting securities, four (4) to be elected by the holders of Class B Common Stock and two (2) to be elected by the holders of Class C Common Stock) each to serve until the next annual meeting of stockholders;

  (2) to ratify the appointment of Arthur Andersen LLP as independent accountants for 1999; and

  (3) to transact such other business as may come before the meeting.

   Only stockholders of record at the close of business on March 17, 1999 will be entitled to vote at the meeting or any adjournment or postponement thereof.

   We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please promptly date, mark, sign and mail the enclosed Proxy in the envelope provided, which requires no additional postage if mailed in the United States. Any stockholder who executes and delivers a Proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to the undersigned at 115 West Washington Street, Indianapolis, Indiana 46204, by executing and delivering a Proxy bearing a later date or by attending and voting at the meeting. Your vote is important, regardless of the number of shares you own.

   The Annual Report for the year ended December 31, 1998 is also enclosed.

                                          By Order of the Board of Directors
                                           of Simon Property Group, Inc.

                                          /s/ James M. Barkley, Secretary

Dated: April 2, 1999

                         SPG Realty Consultants, Inc.
                          115 West Washington Street
                          Indianapolis, Indiana 46204

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Holders of Beneficial Interests in Shares of Stock of SPG Realty Consultants, Inc.:

   Please take notice that the 1999 Annual Meeting of Stockholders of SPG Realty Consultants, Inc. will be held at The Indianapolis Hyatt Regency, One South Capitol Avenue, Indianapolis, Indiana, on Wednesday, May 12, 1999 at 11:00 a.m., Indianapolis time, to consider the following proposals:

  (1) to elect thirteen (13) directors, each to serve until the next annual meeting of stockholders;

  (2) to ratify the appointment of Arthur Andersen LLP as independent accountants for 1999; and

  (3) to transact such other business as may come before the meeting.

   Only holders of beneficial interest of record at the close of business on March 17, 1999 will be entitled to vote at the meeting or any adjournment or postponement thereof.

   We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please promptly date, mark, sign and mail the enclosed Proxy in the envelope provided, which requires no additional postage if mailed in the United States. Any holder who executes and delivers a Proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to the undersigned at 115 West Washington Street, Indianapolis, Indiana 46204, by executing and delivering a Proxy bearing a later date or by attending and voting at the meeting. Your vote is important, regardless of the number of shares you own.

   The Annual Report for the year ended December 31, 1998 is also enclosed.

                                          By Order of the Board of Directors
                                           of SPG Realty Consultants, Inc.

                                          /s/ James M. Barkley, Secretary

Dated: April 2, 1999

                          Simon Property Group, Inc.
                         SPG Realty Consultants, Inc.
                          115 West Washington Street
                          Indianapolis, Indiana 46204

                             JOINT PROXY STATEMENT
                      FOR ANNUAL MEETINGS OF STOCKHOLDERS
                          TO BE HELD ON MAY 12, 1999

                                    GENERAL

   This Joint Proxy Statement is being furnished to stockholders of Simon Property Group, Inc., a Delaware corporation ("SPG"), and the holders of beneficial interests of the outstanding stock of SPG Realty Consultants, Inc., a Delaware corporation ("SRC" and together with SPG, the "Companies"), in connection with the solicitation of proxies by SPG's Board of Directors (the "SPG Board of Directors") and SRC's Board of Directors (the "SRC Board of Directors" and together with the SPG Board of Directors, the "Boards of Directors") for use at SPG's 1999 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "SPG Meeting") and SRC's 1999 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "SRC Meeting" and together with the SPG Meeting, the "Meetings"), respectively, to be held on May 12, 1999, at the time and place and for the purposes specified in the accompanying Notices.

   The Companies are the successors to Simon DeBartolo Group, Inc. ("SDG"), Corporate Property Investors, Inc. ("CPI") and Corporate Realty Consultants, Inc. ("CRC") which combined their operations pursuant to transactions that became effective as of the close of business on September 24, 1998 (the "CPI Merger").

   Each share of SPG's Common Stock, par value $.0001 per share ("SPG Common"); Class B Common Stock, par value $.0001 per share ("SPG Class B Common"); Class C Common Stock, par value $.0001 per share ("SPG Class C Common"); and Series A Convertible Preferred Stock, par value $.0001 per share ("SPG Series A Preferred" and together with the SPG Common, SPG Class B Common and SPG Class C Common, the "SPG Voting Stock") is paired with a beneficial interest in shares of Common Stock, par value $.0001 per share, of SRC ("SRC Shares") in units consisting of one share of SPG Voting Stock and a beneficial interest in one-one hundredth ( 1/100th) of an SRC Share (a "Paired Share"). The SRC Shares are held by trusts (the "Trusts") for the benefit of the holders of SPG Voting Stock. Beneficial interests in the SRC Shares are not transferable separately but only by and as part of a transfer of shares of SPG Voting Stock.

   This Joint Proxy Statement and the related form of proxy are first being mailed on or about April 2, 1999.

   The Boards of Directors have fixed the close of business on March 17, 1999, as the record date for the Meetings.

Voting Securities

   SPG. On the record date, there were outstanding 169,278,425 shares of SPG Common, 3,200,000 shares of SPG Class B Common, 4,000 shares of SPG Class C Common and 59,249 shares of SPG Series A Preferred. As to matters subject to the approval of holders of voting stock, holders of SPG Series A Preferred are entitled to a number of votes equal to the number of shares of SPG Common into which their shares would be convertible, or 2,251,187. As a result, an aggregate of 174,733,612 shares are entitled to vote (the "Voting Shares") at the SPG Meeting. The presence at the SPG Meeting in person or by proxy of a majority of all the votes entitled to be cast at the SPG Meeting or 87,366,807 Voting Shares will constitute a quorum for the transaction of business.

   All of the SPG Class B Common is owned by Melvin Simon, Herbert Simon and David Simon, all of whom are executive officers of the Companies, as voting trustees. All of the SPG Class C Common is owned by The

Edward J. DeBartolo Corporation ("EJDC"). The SPG Board of Directors is not soliciting Proxies in respect of the SPG Class B Common or the SPG Class C Common, although such shares are expected to be represented at the SPG Meeting.

   Holders of the SPG Class B Common have informed SPG that they intend to cause all such shares to be voted in favor of the seven nominees for Independent Director and the four nominees for Class B Director named below. Holders of the SPG Class C Common have informed SPG that they intend to cause all such shares to be voted in favor of the seven nominees for Independent Director and the two nominees for Class C Director.

   SRC. On the record date, there were outstanding 1,747,336.12 SRC Shares which are held by the Trusts for the benefit of SPG's stockholders and are entitled to vote at the SRC Meeting. The presence at the SRC Meeting in person or by proxy of a majority of all of the votes entitled to be cast at the SRC Meeting or beneficial interests in 873,668.07 SRC Shares will constitute a quorum for the transaction of business.

   As to the election of the SRC Board of Directors, the trustees of the Trusts are obligated to vote the SRC Shares held by them in accordance with the instructions received by them from SPG so that each director of SRC is also a director of SPG. As to all other matters, the trustees will vote in accordance with the vote of the holders of beneficial interests in SRC Shares.

Required Vote

   Except for shares of Series A Preferred, which are entitled to vote on an as-converted basis as described above, all shares entitled to vote at the Meetings are entitled to one vote per share. A plurality of the votes is required to elect directors. On all other proposals, the proposal will be approved if the number of votes cast in favor exceed the number of votes against. Abstentions and broker non-votes will be treated as shares not voted and will have no effect on such voting.

Proxies

   Valid Proxies will be voted at the Meetings as specified thereon. Any person giving a Proxy may revoke it by written notice to the Companies at any time prior to its exercise or by executing and delivering a Proxy bearing a later date. Attendance at the Meetings by a stockholder will not constitute a revocation of a Proxy unless such stockholder affirmatively indicates at the Meetings that such stockholder intends to vote in person.

   Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees named in the Proxy and FOR the appointment of Arthur Andersen LLP as the Companies' independent accountants for the year ending December 31, 1999.

Other Business

   The Companies know of no business other than that set forth above to be transacted at the Meetings, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

                          COSTS OF PROXY SOLICITATION

   The cost of preparing, assembling, and mailing the proxy material will be borne by the Companies. It is expected that solicitation will be made primarily by mail, but employees of the Companies or other representatives of the Companies may also solicit Proxies without additional compensation. The Companies will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. In addition, the Companies have retained Beacon Hill Partners, Inc., a proxy solicitation firm, to assist in the solicitation of Proxies. Such firm will be paid a fee of $5,000 for its services. The telephone number of Beacon Hill Partners, Inc. is (212) 843-8500.

                          INCORPORATION BY REFERENCE

   To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of Compensation Committee on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of Paired Shares and units of limited partnership interest ("Units") which are exchangeable for Paired Shares as of March 17, 1999 by (1) each director and nominee for director, (2) the executive officers named in the Summary Compensation Table and (3) the directors and executive officers of the Companies, as a group. Unless otherwise indicated in the footnotes, Paired Shares or Units are owned directly, and the indicated person has sole voting and investment power.

                             Number of      Percent of      Number      Percent
                           Paired Shares   Paired Shares   of Units     of Units
                           Beneficially    Beneficially  Beneficially Beneficially
Name of Beneficial Owner  Owned (1)(2)(3)    Owned (4)      Owned       Owned(5)
------------------------  ---------------  ------------- ------------ ------------
Robert E. Angelica......             0          --                 0       --
Birch Bayh..............        17,000           *                 0       --
Hans C. Mautner.........       608,930           *                 0       --
G. William Miller.......        10,440           *                 0       --
Fredrick W. Petri.......        14,520           *                 0       --
David Simon.............     2,259,394(6)       1.3%       1,991,064        *
Herbert Simon...........     5,641,112(7)       3.1%       5,571,961       2.4%
Melvin Simon............     7,206,899(7)       4.0%       7,149,489       3.1%
J. Albert Smith, Jr.....        15,000           *                 0       --
Richard S. Sokolov......       304,976           *            60,835        *
Pieter S. van den Berg..             0          --                 0       --
Philip J. Ward..........         6,802           *                 0       --
M. Denise DeBartolo
 York...................     1,319,006(8)        *         1,290,439        *
William J. Garvey.......       122,050           *            21,200        *
James A. Napoli.........        90,480           *                 0       --
All directors and
 executive officers as a
 group(9) (22 persons)..    62,402,384         26.8%      56,960,552      24.6%

--------
   *Less than one percent
(1) Includes the following Paired Shares that may be purchased pursuant to stock options that are exercisable within 60 days: David Simon--200,000; Hans C. Mautner--250,956; Birch Bayh--17,000; G. William Miller--6,360; Fredrick W. Petri--6,360; J. Albert Smith, Jr.--14,000; Philip J. Ward-- 6,360; William J. Garvey--55,000; James A. Napoli--50,000; and all directors and executive officers as a group--903,536. Pursuant to an agreement with Telephone Real Estate Equity Trust ("TREET"), Robert E. Angelica has assigned the economic benefit of his stock options to TREET. Pieter S. van den Berg has assigned the economic benefit of his stock options to PGGM, a Dutch pension fund. Includes 68,354 Paired Shares issuable upon conversion of SPG Series B Convertible Preferred Stock, par value $.0001 per share ("SPG Series B Preferred") which are owned by Hans
    C. Mautner.
(2) Includes the following Paired Shares that may be received upon exchange of Units held by the following persons on March 17, 1999: David Simon-- 1,991,064; Herbert Simon--5,571,961; Melvin Simon--7,149,489; Richard S.
    Sokolov--60,835; M. Denise DeBartolo York--1,290,439; William J. Garvey-- 21,200; and all directors and executive officers as a group--56,960,552. Units held by limited partners are exchangeable either for Paired Shares (on a one-to-one basis) or for cash as selected by the Independent Directors.
(3) Includes the following restricted shares which are subject to vesting requirements: David Simon--17,744; Richard S. Sokolov--75,508; William J. Garvey--17,744; James A. Napoli--17,744; and all directors and executive officers as a group--252,573.
(4) At March 17, 1999, there were 169,278,425 shares of SPG Common, 3,200,000 shares of SPG Class B Common, 4,000 shares of SPG Class C Common and
    59,249 shares of SPG Series A Preferred outstanding. Upon the occurrence of certain events, shares of SPG Class B Common Stock and SPG Class C Common convert automatically into SPG Common (on a share-for-share basis). No officer or director beneficially owns shares of SPG Series A Preferred. The percentages in this column assume the exercise of stock options, exchange of Units for Paired Shares and conversion of SPG Series B Preferred only by the applicable beneficial owner.
(5) At March 17, 1999, there were 231,376,568 outstanding Units of which the Company owned, directly or indirectly, 167,194,411 or 72.3%. The percentages in this column assume that no Units are exchanged for Paired Shares.
(6) Includes Units owned by trusts of which David Simon is a beneficiary.
(7) Does not include 14,665,824 Paired Shares and Units held by Melvin Simon & Associates, Inc. and certain related persons and entities. See "PRINCIPAL SHAREHOLDERS."
(8) Does not include Paired Shares and Units held by EJDC and certain related persons and entities. See "PRINCIPAL SHAREHOLDERS."
(9) Includes Paired Shares and Units held by EJDC, Melvin Simon & Associates, Inc. and certain related persons and entities. See "PRINCIPAL SHAREHOLDERS."

                             PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information concerning each person (including any group) known to the Companies to beneficially own more than five percent (5%) of any class of voting securities of the Companies as of March 17, 1999. Unless otherwise indicated in the footnotes, shares are owned directly, and the indicated person has sole voting and investment power.

                              SPG Common Stock (1)    SPG Series A Preferred
                              -------------------------------------------------
Name and Address of             Number of              Number of
Beneficial Owner                 Shares        % (2)     Shares         %
-------------------           -------------   ---------------------------------
Alaska Permanent Fund
 Corporation.................   2,243,189(3)    1.28%       49,821       84.09%
 801 West 10th Street
 Suite 302
 Juneau, AK 99801-4100

The Edward J. DeBartolo
 Corporation, et al.(4)......  22,255,166(5)   11.30%          --         --
 7620 Market Street
 Youngstown, OH 44513

Kuwait Investment Authority..  11,352,649(6)    6.42%          --         --
 as agent for the Government
 of Kuwait
 P.O. Box 64
 Safat, Kuwait, Attn.: Dr.
 Adnan Al-Sultan

Melvin Simon & Associates,
 Inc., et al.(7).............  27,513,835(8)   13.83%          --         --
 115 W. Washington Street
 Indianapolis, IN 46204

Telephone Real Estate Equity
 Trust.......................  22,297,708(9)   12.46%        3,450        5.82%
 State Street Bank & Trust
 Company, as Trustee of the
 Telephone Real Estate Equity
 Trust
 Master Trust Division W6C
 One Enterprise Drive, North
 Quincy, MA 02171

United States Steel &
 Carnegie Pension Fund,
 as Trustee of the U.S. Steel
 Group Trust.................     828,533(10)    *           2,989        5.04%
 767 Fifth Avenue
 New York, NY 10153

United States Steel &
 Carnegie Pension Fund,
 as Trustee of the Marathon
 Oil Group Trust.............     113,568(11)    *           2,989        5.04%
 767 Fifth Avenue
 New York, NY 10153

--------
   *Less than 1%.
 (1) SPG Common Stock includes shares of SPG Common, SPG Class B Common and SPG Class C Common, including their respective paired proportionate beneficial ownership interests in SRC Common. Upon the occurrence of certain events, shares of SPG Class B Common and SPG Class C Common convert automatically into SPG Common (on a share-for-share basis). At the option of the holders of the SPG Series A Preferred, such shares convert into shares of SPG Common (at the rate of approximately 37.995 shares of SPG Common for each share of SPG Series A Preferred). Also assumes conversion of SPG Series B Preferred, which is convertible into SPG Common (at the rate of approximately 2.586 shares of SPG Common for each share of SPG Series B Preferred) at the option of the holders. The amounts in the table also include Paired Shares that may be issued upon the exchange of Units. Units held by limited partners are exchangeable either for Paired Shares (on a one-to-one basis) or for cash as selected by the Independent Directors.
 (2) Assumes the exercise of stock options, exchange of Units for Paired Shares and conversion of SPG Series B Preferred by the subject holder only. Also assumes conversion of SPG Series A Preferred by all holders.
 (3) Includes 1,892,967 shares of SPG Common issuable upon conversion of SPG Series A Preferred, 66,875 shares issuable upon conversion of SPG Series B Preferred and 283,347 outstanding shares of SPG Common.
 (4) The beneficial owners of the securities are EJDC, directly or indirectly, the estate of the late Edward J. DeBartolo, members of the DeBartolo family, including Edward J. DeBartolo, Jr. and M. Denise DeBartolo York, or trusts established for the benefit of members of the DeBartolo family or partnerships in which the foregoing persons hold partnership interests.
 (5) Includes 22,222,599 shares of SPG Common issuable upon exchange of Units and 4,000 outstanding shares of SPG Class C Common.
 (6) Includes 9,184,832 shares of SPG Common currently outstanding and 2,167,817 shares of SPG Common issuable upon conversion of 838,273 shares of SPG Series B Preferred.
 (7) This group consists of Melvin Simon & Associates, Inc. ("MSA"), a wholly owned subsidiary of MSA, Melvin Simon and Herbert Simon. MSA is owned 69% by Melvin Simon and 31% by Herbert Simon.
 (8) Includes 24,187,274 shares of SPG Common issuable upon exchange of Units and 3,200,000 shares of SPG Class B Common currently held by MSA, Melvin Simon and Herbert Simon. Does not include 10,665,511 shares of SPG Common and Units held by David Simon and family trusts of the Simons over which MSA, Melvin Simon and Herbert Simon do not have voting or dispositive power.
 (9) Includes 17,933,851 shares of SPG Common currently outstanding, 131,084 shares of SPG Common issuable upon conversion of 3,450 shares of SPG Series A Preferred and 4,232,773 shares of SPG Common issuable upon conversion of 1,636,771 shares of SPG Series B Preferred Stock.
(10) Includes 113,568 shares of SPG Common issuable upon conversion of SPG Series A Preferred, 136,523 shares of SPG Common issuable upon conversion of SPG Series B Preferred and 578,442 outstanding shares of SPG Common.
(11) Consists of 113,568 shares of SPG Common issuable upon conversion of SPG Series A Preferred.

                             ELECTION OF DIRECTORS

   SPG. Under the SPG Charter, seven directors are to be elected by the holders of Voting Shares, four directors are to be elected by the holders of SPG Class B Common and two directors are to be elected by the holders of SPG Class C Common. Each director will serve until the 2000 annual meeting of stockholders and until his or her successor has been elected.

   By virtue of a voting trust agreement, the shares of SPG Class B Common are held until December 20, 2003, by a voting trust and such trust is obligated to elect Melvin Simon, Herbert Simon and David Simon as directors of SPG and SRC.

   Mr. Richard S. Sokolov's employment agreement with SPG provides that SPG shall use its best efforts to cause Mr. Sokolov to be elected to the SPG Board of Directors at each annual meeting of shareholders at which directors of SPG are to be elected.

   SRC. Under the SRC Charter, thirteen directors are to be elected by the holders of SRC Shares. Each director will serve until the 2000 annual meeting of stockholders and until his or her successor has been elected.

   The trustees of the Trusts are obligated to vote the SRC Shares held by them as instructed by SPG so that each member of the Board of Directors of SRC is also a director of SPG.

   Set forth below are the names of and certain other information regarding the nominees for director. Information about each such person's ownership of securities of the Companies appears elsewhere in this Proxy Statement.

   The Boards of Directors unanimously recommend that stockholders vote FOR the nominees named below.

Nominees to be Elected by Holders of Voting Shares

   Robert E. Angelica, 52, has been a director of the Companies since 1998 and prior to that was a director of CPI since 1997. He is President and Chief Investment Officer of the AT&T Investment Management Corporation, a position he has held since 1992. Mr. Angelica is also a director of The Emerging Markets Growth Fund, Inc. and The India Magnum Fund, Ltd.

   Birch Bayh, 71, has been a director of the Companies since 1998 and prior to that was a director of SDG since 1993. He has been the senior partner in the Washington, D.C. law firm of Oppenheimer, Wolff, Donnelly & Bayh LLP (formerly Bayh, Connaughton, & Malone, P.C.) for more than five years. He served as a United States Senator from Indiana from 1963 to 1981. Mr. Bayh also serves as a director of ICN Pharmaceuticals, Inc.

   Hans C. Mautner, 61, has been the Vice Chairman of the Boards of Directors of the Companies since 1998 and prior to that was Chairman of the Board of Directors and Chief Executive Officer of CPI and CRC from 1989 to 1998. He was also a director of CPI from 1973 to 1998 and of CRC from 1975 to 1998. He served as Vice President of CPI from 1972 to 1973, when he was appointed Executive Vice President. Mr. Mautner was elected President of CPI and CRC in 1976, was elected Chairman and President in 1988, and was elected Chairman, President and Chief Executive Officer of CPI and CRC in 1989. Prior to joining CPI, he was a General Partner of Lazard Freres. Mr. Mautner is currently a director of Cornerstone Properties Inc. and a board member for seven funds in The Dreyfus Family of Funds.

   G. William Miller, 74, has been a director of the Companies since 1998 and prior to that was a director of SDG since 1996. He has been Chairman of the Board and Chief Executive Officer of G. William Miller & Co. Inc., a merchant banking firm, since 1983. He is a former Secretary of the U.S. Treasury and a former Chairman of the Federal Reserve Board. From January 1990 until February 1992, he was Chairman and Chief Executive Officer of Federated Stores, Inc., the parent company of predecessors to Federated Department Stores, Inc. Mr. Miller is Chairman of the Board and a director of Waccamaw Corporation. He is also a director of GS Industries, Inc., Kleinwort Benson Australian Income Fund, Inc. and Repligen Corporation.

   J. Albert Smith, Jr., 58, has been a director of the Companies since 1998 and prior to that was a director of SDG since 1993. He is a Managing Director of Bank One Corporation, a position he has held since October, 1998. Prior to his current position, he was the President of Bank One, Indiana, NA, a commercial bank, a position he held since September, 1994. From 1974 until September, 1994, he was the President of Banc One Mortgage Corporation, a mortgage banking firm.

   Pieter S. van den Berg, 53, has been a director of the Companies since 1998. He has been Director Controller of PGGM, a Dutch pension fund, since 1991.

   Philip J. Ward, 50, has been a director of the Companies since 1998 and prior to that was a director of SDG since 1996. He is Senior Managing Director, Head of Real Estate Investments, for CIGNA Investments,

Inc., a wholly-owned subsidiary of CIGNA Corporation. He is a member of the International Council of Shopping Centers, the Urban Land Institute, the National Association of Industrial and Office Parks and the Society of Industrial and Office Realtors. He is a director of Patriot American Hospitality Inc.

Nominees to be Elected by Holders of SPG Class B Common

   Melvin Simon, 72, has been a Co-Chairman of the Board of the Companies since 1998 and prior to that was Co-Chairman of the Board and a director of SDG since its incorporation. In addition, he is a Co-Chairman of the Board of Melvin Simon & Associates, Inc. ("MSA"), a company he founded in 1960 with his brother, Herbert Simon. He is also an officer of the indirect general partner of SZS 33 Associates, L.P., a Delaware limited partnership ("SZS"), that filed a bankruptcy petition in the United States Bankruptcy Court for the Southern District of New York on October 12, 1998 as part of a prepackaged Chapter 11 plan (the "Plan"). The Plan was confirmed on January 13, 1999, and the assets of SZS were transferred to a creditor on February 24, 1999.

   Herbert Simon, 64, has been a Co-Chairman of the Board of the Companies since 1998 and prior to that was a director of SDG since its incorporation. He served as Chief Executive Officer of SDG from its incorporation to 1995, when he was appointed Co-Chairman of the Board. In addition, he is a Co-Chairman of the Board of MSA. He is also a director of Kohl's Corporation, a specialty retailer and he is an officer of the indirect general partner of SZS.

   David Simon, 37, has been the Chief Executive Officer and a director of the Companies since 1998. Prior to that he was the Chief Executive Officer of SDG since 1995 and had been a director of SDG since its incorporation. He served as President of SDG from its incorporation until 1995. In addition, he is currently Executive Vice President of MSA and he has held other offices with MSA since 1990. From 1988 to 1990, he was Vice President of Wasserstein Perella & Company, a firm specializing in mergers and acquisitions. He is the son of Melvin Simon, the nephew of Herbert Simon and a director of First Health Corp. He is also an officer of the indirect general partner of SZS.

   Richard S. Sokolov, 49, is the President and Chief Operating Officer of the Companies and has been a director of the Companies since 1998 and prior to that was a director of SDG since 1996. He served as the President and Chief Executive Officer and a director of DeBartolo Realty Corporation ("DRC") from its incorporation until it merged with SDG in 1996. Prior to that he had served as Senior Vice President, Development of EJDC since 1986 and as Vice President and General Counsel since 1982. In addition, Mr. Sokolov is President, a trustee and a member of the Executive Committee of the International Council of Shopping Centers.

Nominees to be Elected by Holders of SPG Class C Common

   Fredrick W. Petri, 52, has been a director of the Companies since 1998 and prior to that was a director of SDG since 1996. He is a partner of Petrone, Petri & Company, a real estate investment firm he founded in 1993, and an officer of Housing Capital Company since its formation in 1994. Prior thereto, he was an Executive Vice President of Wells Fargo Bank, where for over 18 years he held various real estate positions. Mr. Petri is currently a trustee of the Urban Land Institute and a director of Storage Trust Realty. He previously was a member of the Board of Governors and a Vice President of the National Association of Real Estate Investment Trusts and a director of the National Association of Industrial and Office Park Development. He is a director of the University of Wisconsin's Real Estate Center.

   M. Denise DeBartolo York, 48, has been a director of the Companies since 1998 and prior to that was a director of SDG since 1996. She served as a director of DRC from 1995 to 1996. She currently serves as Chairman of the Board of EJDC. Ms. DeBartolo York previously served EJDC as Executive Vice President of Personnel/Communications and has been associated with EJDC in an executive capacity since 1975.

Attendance and Committees of the Boards of Directors

   During 1998 and prior to the CPI Merger, the Board of Directors of SDG held nine meetings, the Board of Directors of CPI held eight meetings, and the Board of Directors of CRC held four meetings. Following the CPI Merger, the Boards of Directors held one meeting during 1998. The Boards of Directors have established four standing committees, the Compensation Committee, the Audit Committee, the Executive Committee and the Nominating Committee. Other than William T. Dillard, II, G. William Miller and Denise DeBartolo York, all directors attended 75% or more of the meetings of the Boards and each committee on which they served.

   The Compensation Committee, which currently consists of Messrs. Herbert Simon, Angelica, Bayh, Petri and Ward, sets remuneration levels for officers of the Companies, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The SDG Compensation Committee met one time during 1998.

   The Audit Committee, which currently consists of Messrs. Smith, Miller and Petri, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope of the audit engagement, reviews the independent public accountants' letter of comments and management's responses thereto, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews any major accounting changes made or contemplated, considers the range of audit and non-audit fees, and reviews the adequacy of the Companies' internal accounting controls. During 1998, the SDG Audit Committee met one time prior to the CPI Merger and the Companies' Audit Committee met one time after the CPI Merger.

   The Executive Committee, which currently consists of Messrs. Melvin Simon, Herbert Simon, David Simon, Mautner and Sokolov, approves the acquisition and disposition of real property, authorizes the execution of certain contracts and agreements, including those related to the borrowing of money by the Companies, and generally exercises all other powers of the Board of Directors between meetings of the Board of Directors, except in cases where action of the entire Board of Directors is required and except where action by Independent Directors (as defined in the Companies' Charters) is required by the Companies' conflict of interest policies. During 1998, the SDG Executive Committee met two times prior to the CPI Merger and the Companies' Executive Committee met one time after the CPI Merger.

   The Nominating Committee, which currently consists of Messrs. Herbert Simon, David Simon, Bayh and Miller and Ms. York, nominates persons to serve as directors who are elected by the holders of Paired Shares. In considering persons to nominate, the Nominating Committee will consider persons recommended by stockholders. The SDG Nominating Committee met one time during 1998 prior to the CPI Merger.

   The By-Laws of the Companies require that each committee except the Executive Committee, the Audit Committee and the Nominating Committee must have at least one member who was elected by the SPG Class B Common and at least one member elected by the SPG Class C Common. The entire Audit Committee and a majority of the Compensation Committee must be composed of Independent Directors. Further, the Nominating Committee is required to have five members with two members elected by the SPG Class B Common and one member elected by the SPG Class C Common.

   At the meetings of directors to be held following the Meetings, the Boards will reappoint members of the Boards to the four standing committees.

Compensation of Directors

   The Companies pay directors who are not employees of the Companies or their affiliates annual compensation of $20,000 plus $1,000 for attendance (in person or by telephone) at each meeting of the Boards of Directors or a committee thereof. Joint meetings of the SPG Board of Directors and the SRC Board of Directors are considered one meeting and joint meetings of the respective standing committees of the SPG Board of Directors and the SRC Board of Directors are considered one meeting of each such standing committee.

   Directors who are employees of the Companies or their affiliates do not receive any compensation for their services as directors. In addition, all directors are reimbursed for their expenses incurred in attending directors' meetings. Directors of SPG who are not employees of the Companies or their affiliates are automatically granted each year options to purchase 3,000 shares of SPG Common multiplied by the number of calendar years that have elapsed since such person's last election to the Board of Directors of SPG. In addition, such directors are eligible to be granted discretionary awards under and to participate in SPG's incentive stock option plan, as described below under "Executive Compensation--Option Plans." On March 1, 1999, eligible directors were awarded discretionary options under the plan to compensate them either for initial election to the Board of Directors or for having served as directors for more than one year without receiving automatic grants under the previous option plan as follows: Mr. Angelica--3,000; Mr. Bayh--3,000; Mr. Miller--6,000; Mr. Petri--6,000; Mr. Smith--6,000; Mr. van den Berg--5,000;
Mr. Ward--6,000; and Ms. DeBartolo York--3,000. Pursuant to an agreement with TREET, Mr. Angelica will assign the economic benefit of his options to TREET. Mr. van den Berg will assign the economic benefit of his options to PGGM, a Dutch pension fund.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SPG's directors, executive officers and beneficial owners of more than 10% of the capital stock of SPG to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons, the Companies believe that, during the year ended December 31, 1998, their directors, executive officers and beneficial owners of more than 10% of SPG's capital stock have complied with all filing requirements applicable to them.

                            EXECUTIVE COMPENSATION

   The following table sets forth information concerning the compensation for services in all capacities to the Companies for the year ended December 31, 1998, for the Chief Executive Officer and the four other most highly compensated executive officers of the Companies for the year ended December 31, 1998 (the "Named Executives"). The amounts shown in the table reflect all compensation paid to the Named Executives by the Companies and their predecessors, SDG, CPI and CRC.

                          Summary Compensation Table

                                   Annual                Long-Term
                                Compensation           Compensation
                              -------------------- ---------------------
                                                   Restricted Securities  All Other
Name and Principal                                   Stock    Underlying Compensation
Position(1)              Year  Salary     Bonus(2)   Awards   Options(3)     (4)
------------------       ---- --------    -------- ---------- ---------- ------------
David Simon............. 1998 $800,000    $      0   $ --          --    $     9,394
 Chief Executive Officer 1997  744,489(5)  450,000     --          --         11,012
                         1996  610,389(5)  300,000     --          --         11,056

Hans C. Mautner......... 1998 $626,676    $      0   $ --      237,500   $12,197,459(6)
 Vice Chairman           1997  550,000     375,000     --       60,000       119,585

Richard S. Sokolov...... 1998 $608,654    $      0   $ --          --    $    34,529
 President and Chief     1997  522,264     250,000     --          --          8,302
 Operating Officer       1996  202,134     175,000     --          --            --

William J. Garvey....... 1998 $426,406    $100,000   $ --          --    $     9,498
 Executive Vice
  President--            1997  395,977     100,000     --          --         15,563
 Property Development    1996  375,000     100,000     --          --         12,362

James A. Napoli......... 1998 $409,927    $250,000   $ --          --    $    11,392
 Executive Vice
  President--            1997  366,149     125,000     --          --         15,563
 Leasing                 1996  316,154     110,000     --          --         12,362

--------
(1) Does not include three former officers of CPI who are no longer employed by SPG and who would have placed in the four most highly compensated executive officers based on one-time or severance payments made in connection with the CPI Merger, including Mark S. Ticotin, a former executive officer of CPI and SPG who received approximately $7,580,297 total compensation in 1998, a substantial portion of which was a one-time payment made by CPI immediately prior to and in connection with the CPI Merger. Mr. Ticotin's total compensation also includes forgiveness of a $1,248,729 debt relating to shares of CPI stock purchased under the CPI Employee Share Purchase Plan, which debt was forgiven pursuant to the terms of and in connection with the CPI Merger. In addition, CPI paid taxes in the amount of $3,211,900 on behalf of Mr. Ticotin immediately prior to and in connection with the CPI Merger.
(2) Bonus awards are accrued in the year indicated and paid in the following year.
(3) For 1998, represents number of shares of SPG Common, paired with a beneficial interest in SRC Shares.
(4) Represents annualized amounts of (i) employer paid contributions to the 401(k) retirement plan and (ii) company paid employee and dependent life insurance premiums. Employer contributions to the 401(k) retirement plan become vested 30% after completion of three years of service, 40% after four years and an additional 20% after each additional year until fully vested after seven years. Does not include the following dollar values of restricted stock which vested in 1998: David Simon -- $267,743; Richard S. Sokolov -- $724,890; William J. Garvey -- $267,743; and James A. Napoli -- $267,743.
(5) Includes $210,389 of salary attributable to each of 1997 and 1996, and paid in 1998.
(6) Includes a one-time payment made by CPI immediately prior to and in connection with the CPI Merger to Hans C. Mautner of $9,700,000. Also includes forgiveness of a $2,497,459 debt relating to shares of CPI stock purchased under the CPI Employee Share Purchase Plan. Such debt was forgiven pursuant to the terms of and in connection with the CPI Merger. Does not include taxes in the amount of $2,728,322 paid by CPI on behalf of Mr. Mautner immediately prior to and in connection with the CPI Merger.

Options Granted in 1998

   The following table sets forth information with respect to the Named Executive awarded stock options by the Companies in 1998.

                             OPTION GRANTS IN 1998

                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                      Price Appreciation
                                 Individual Grants                                      for Option Term
------------------------------------------------------------------------------------ ---------------------
                         # of Securities      % of Total      Exercise or
                           Underlying      Options Granted    Base Price  Expiration
Name                       Options (1)   to Employees in 1998  ($/Share)     Date        5%        10%
----                     --------------- -------------------- ----------- ---------- ---------- ----------
Hans C. Mautner.........     237,500            61.7%           30.375    9/24/2008  $4,536,884 $9,681,985

--------
(1) Represents number of shares of SPG Common paired with a beneficial interest in SRC shares.

Option Exercises and Year-End Values

   The following table sets forth information with respect to the unexercised stock options granted to the Named Executives and held by them at December 31, 1998.

    AGGREGATED OPTION EXERCISES IN 1998 AND DECEMBER 31, 1998 OPTION VALUES

                                                      Number of
                                                Securities Underlying     Value of Unexercised
                                                 Unexercised Options      In-the-Money Options
                           Shares              at December 31, 1998(1)    at December 31, 1998(2)
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
David Simon.............     --        --       200,000          --     $1,250,000       --
Hans C. Mautner.........     --        --       250,956      237,500       607,314       --
Richard S. Sokolov......     --        --           --           --            --        --
William J. Garvey.......     --        --        55,000          --        343,750       --
James A. Napoli.........     --        --        50,000          --        312,500       --

--------
(1) Represents number of shares of SPG Common paired with a beneficial interest in SRC Shares.
(2) The closing price of the SPG Common, paired with a beneficial interest in SRC Shares, as reported by the New York Stock Exchange on December 31, 1998 was $28.50. Value is calculated on the basis of the difference between the exercise price and $28.50, multiplied by the number of shares of Common Stock underlying "in-the-money" options.

Employment Agreements

   Employment Agreement with Hans C. Mautner. Hans C. Mautner is a party to an employment agreement with SPG (the "Mautner Agreement"). The Mautner Agreement has a term ending September 24, 2003. Under the Mautner Agreement, Mautner receives an annual base salary of $762,000 and is eligible to receive an annual bonus in an amount up to 135% of his annual base salary. The severance provisions in the Mautner Agreement provide that, in the event Mautner is terminated by SPG other than for "Cause", death or disability, or by Mautner for "Good Reason" (as such terms are defined therein), SPG will pay Mautner an amount equal to the product of three times the sum of (i) Mautner's then annual base salary and (ii) his then annual bonus and will contribute an amount to the CPI Supplemental Executive Retirement Plan, as amended and restated effective as of August 1, 1997 (the "SERP") equal to 33% of the sum of his annual base salary and bonus, as well as continue to provide certain employee benefits. In addition, all then outstanding unvested options granted to Mautner shall become immediately vested and exercisable and remain exercisable for their original term. In addition, under the Mautner Agreement, SPG agreed to grant to Mautner on or before September 24, 1999, an option to acquire 62,500 shares of SPG Common with an option price equal to the fair market value of such stock on the date of grant. Such option shall vest in installments within three years of the date of grant.

   The Mautner Agreement contains a golden parachute excise tax gross-up provision, under which Mautner will be entitled to be made whole on excise taxes imposed under Section 4999 of the Code.

   Employment Agreement with Richard S. Sokolov. Richard S. Sokolov is a party to an employment agreement with SPG (the "Sokolov Agreement"). The Sokolov Agreement has an initial term which ended August 9, 1997 and provides for two automatic one-year extensions of the term unless either party gives the other party notice that the term will not be extended. Under the Sokolov Agreement, Sokolov receives an annual base salary of $508,500, subject to annual review and adjustment, and is eligible to receive a cash bonus of up to 75% of his base salary.

   The severance provisions in the Sokolov Agreement provide that, in the event Sokolov is terminated by SPG other than for "Cause", death or disability, or by Sokolov for "Good Reason" (as such terms are defined therein), SPG will pay Sokolov an amount equal to the sum of all accrued and unpaid base salary plus one-year's then current base salary and bonus, and accelerate the vesting of his unearned stock awards.

Option Plans

   General. During 1998, SPG maintained two option plans, the Employee Stock Plan (the "1993 Plan") and the Director Stock Option Plan (the "Director Plan") until September 24, 1998, the effective date of the CPI Merger. CPI maintained its 1993 Share Option Plan (the "CPI Option Plan") until September 24, 1998. All options outstanding and not exercised under the 1993 Plan, the Director Plan and the CPI Option Plan have been converted into similar awards under SPG's 1998 Stock Incentive Plan (the "1998 Plan" and together with the 1993 Plan, the Director Plan and the CPI Option Plan, the "Option Plans"). Under the 1998 Plan, a maximum of 6,300,000 shares of SPG Common (subject to adjustment) are available for issuance to eligible officers, key employees, "Eligible Directors", advisors and consultants for positions of substantial responsibilities with the Companies. "Eligible Directors" are directors of SPG who are not employees of the Companies or their affiliates. All officers, key employees, advisors and consultants of the Companies and their affiliates (except for Melvin Simon and Herbert Simon) and all Eligible Directors are eligible to be granted awards under and participate in the 1998 Plan. In addition, Eligible Directors receive automatic grants, as described below.

   The 1998 Plan is administered by the Compensation Committee of the Boards of Directors (the "Committee"). During the ten-year period following the adoption of the 1998 Plan, the Committee may grant the following types of awards: incentive stock options ("ISOs") within the meaning of section 422 of the Code, "nonqualified stock options" ("NQSOs" and together with ISOs, "Options"), stock appreciation rights ("SARs"), performance units and shares of restricted or unrestricted SPG Common. Each share of SPG Common issued under the 1998 Plan, whether issued directly, or through the exercise of an Option, will be paired with a beneficial interest in SRC Shares.

   Discretionary Awards. The terms and conditions of Options, SARs and restricted stock awards granted under the 1998 Plan are set out in written agreements which will contain such provisions as the Committee from time to time deems appropriate.

   The terms of Options granted under the 1998 Plan are generally determined by the Committee within the terms of the 1998 Plan. The exercise price for any Option may not be less than the fair market value of a share of SPG Common on the date of grant. No Option will be exercisable after the expiration of ten years from the date of its grant. The 1998 Plan provides that, unless otherwise determined by the Committee, Options generally vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and become 100% vested three years after the date of grant. The Option exercise price may be paid (i) by certified or official bank check, (ii) in the discretion of the Committee, by personal check, (iii) in shares of SPG

Common owned by the optionee for at least six months and which have a fair market value on the date of exercise equal to the exercise price, (iv) in the discretion of the Committee, by delivery to SPG of a promissory note and agreement providing for payment with interest on any unpaid balance, (v) through a brokered exercise, (vi) by any combination of the above, or (vii) by any other means permitted by the Committee, in its discretion.

   A SAR may be granted in connection with all or any part of an Option granted under the 1998 Stock Incentive Plan or may be granted independent of any Option. SARs granted in connection with an Option will become exercisable and lapse according to the same vesting schedule and lapse rules that are established for the corresponding Option. SARs granted independent of any Option will vest and lapse according to the terms and conditions set by the Committee. A SAR will entitle its holder to be paid an amount equal to the excess of the fair market value of the SPG Common subject to the SAR on the date of exercise over the exercise price of the related Option, in the case of a SAR granted in connection with an Option, or the fair market value of the SPG Common subject to the SAR on the date of exercise over the fair market value on the date of grant in the case of a SAR granted independent of an Option.

   Subject to the discretion of the Committee, certificates representing restricted stock awards may (i) be issued to a grantee bearing an appropriate legend specifying that such shares are subject to restrictions or (ii) be held in escrow until the end of the restricted period set by the Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Companies or any of their affiliates and such other restrictions and conditions established by the Committee at the time the restricted stock is granted.

   To the extent deemed necessary and desirable by the Committee, the terms and conditions of performance unit awards granted under the 1998 Plan will be set out in written agreements. Performance unit awards provide for future payment of cash or SRC Shares, or any other equivalent consideration deemed appropriate by the Committee, to the grantee upon the attainment of certain "Performance Goals" (as defined in the 1998 Plan) established by the Committee over specified periods. At the end of each performance award period, the Committee decides the extent to which the Performance Goals have been attained and the amount of cash, SRC Common Stock, or other consideration, to be distributed to the grantee.

   Automatic Awards For Eligible Directors. The 1998 Plan provides for automatic grants of Options ("Director Options") to Eligible Directors. Upon the first day of the first calendar month following the month in which any person first becomes an Eligible Director, such person will be automatically granted without further action by the Board of Directors of SPG a Director Option to purchase 5,000 shares of SPG Common (an "Initial Award"); provided, however, that an Eligible Director who previously served as a director of SDG or CPI shall not receive an Initial Award. Thereafter, on the date of each SPG annual meeting of stockholders (the "Annual Meeting") held after January 1, 1999, each Eligible Director who continues as an Eligible Director will automatically be granted each year, without further action by the Board of Directors of SPG, a Director Option to purchase 3,000 shares of SPG Common multiplied by the number of calendar years that have elapsed since such person's last election to the Board of Directors of SPG, SDG or CPI (the "Annual Award"); provided, however, that if any person becomes an Eligible Director during the 60-day period prior to the Annual Meeting in any year, then such Eligible Director will not receive the Annual Award.

   The exercise price per share of Director Options is 100% of the fair market value of the SPG Common on the date the Director Option is granted. All Director Options shall become vested and exercisable on the first anniversary of the date of grant or such earlier time in the event of a "Change in Control" (as defined in the 1998 Plan). Upon termination of any person's service as an Eligible Director, all Director Options granted will expire 30 days following the date of termination.

   Stock Incentive Program. Under SPG's five-year stock-based incentive program (the "Stock Incentive Program"), an aggregate of 1,000,000 restricted shares of SPG Common were allocated in March 1995 under the 1993 Plan to a total of 50 executive officers and key employees. A percentage of the total number of shares allocated, ranging from 15% to 25%, may be earned in each of the five years of the program only if SPG attains annual and cumulative targets for growth in Funds From Operations. The determination of whether SPG has achieved its targets for a particular year is made in March of the following year (the "Determination Date") and, to the extent the targets have been achieved, a portion of the allocation of shares of restricted stock is deemed to be earned and is awarded as of the Determination Date. Although the participant is entitled to vote all earned shares and receive distributions paid thereon as of the Determination Date, earned shares vest in four installments of 25% each on January 1 of each year following the year in which the Determination Date occurs. The participant must be employed by SPG on the day prior to the vesting date to receive such shares, otherwise the earned shares are forfeited. Each share of SPG Common issued under the Stock Incentive Program is paired with a beneficial interest in SRC Shares.

Incentive Bonus Plan

   The Incentive Bonus Plan (the "Bonus Plan") is intended to provide senior executives and key employees with opportunities to earn incentives based upon the performance of SPG, the participant's business unit and the individual participant. At the beginning of a year, the Committee specifies the maximum incentive pool available for distributions and approves performance measures for each participant and three levels of performance that must be attained in order to trigger the award of the bonuses. Each participant's bonus award for the year is expressed as a percentage of base salary, a fixed dollar amount, or a percentage of the available incentive pool. Bonus amounts for each year are determined in the following February with disbursement in March.

Deferred Compensation Plan

   The Companies have a non-qualified deferred compensation plan (the "Deferred Compensation Plan") that provides deferred compensation to certain executives and key employees. Under the Deferred Compensation Plan, a participant may defer all or a part of his compensation. SPG, at its discretion, may contribute a matching amount equal to a rate selected by SPG, and an additional incentive contribution amount on such terms as SPG may specify. All participant deferrals and matching and incentive contributions are credited to a participant's account and remain general assets of SPG. A participant's elective deferrals are fully vested. Except in the case of death or disability of the participant or insolvency or a change in control of SPG, a participant becomes vested in matching and incentive contributions 20% after one year of service and an additional 20% for each year thereafter. Upon death or disability of the participant or insolvency or a change in control of SPG, a participant becomes 100% vested in his account.

   All contributions under the Deferred Compensation Plan are deposited in what is commonly referred to as a "rabbi trust" arrangement pursuant to which the assets of the trust are subject to the claims of SPG's general creditors in the event of SPG's insolvency. The trust assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals and vested matching contributions are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant or a change in control of SPG.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General Principles

   As a general matter, the Companies have adopted a compensation philosophy which embraces the concept of pay-for-performance. The Companies' strategy is to link executive management compensation with the Companies' performance and stockholder return and to reward management for results that are consistent with the key goals of the Companies. This is described further below under "1998 Executive Officer Compensation." The Companies believe that their compensation program attracts result-oriented employees and motivates them to achieve higher levels of performance.

   It is the Companies' policy to establish executive officer base salary at levels which are slightly below industry statistical norms for comparable real estate investment trusts ("REITs"), while providing significant additional compensation opportunities through programs which are linked directly to Company performance.

1998 CEO Compensation

   David Simon was paid a base salary of $800,000 for 1998 and did not receive a bonus with respect to 1998 performance. In addition, David Simon was paid $420,777 in 1998 as retroactive salary increases for 1996 and 1997. At December 31, 1998, he held exercisable options to acquire 200,000 shares of SPG Common. David Simon's total allocation under the Stock Incentive Program of 54,600 shares of restricted stock were earned and awarded as of December 31, 1998 because the Companies had met targets for growth in Funds From Operations for prior years. Based on information provided by third parties, management believes that David Simon's total compensation in 1998 was in the 25th percentile for chief executive officers of a peer group of REITs.

1998 Executive Officer Compensation

   The Companies compensate their executive officers through four principal elements. The first element, base pay, is determined through a review and analysis of peers in the REIT industry in order to determine reasonable and competitive compensation levels. The second element is participation in a discretionary Bonus Plan. Under the Bonus Plan, participants have opportunities to participate in an incentive pool depending upon performance of the Companies, the participant's business unit and the individual participant. Aggregate bonuses of $900,000 were paid in 1998 to the 12 eligible executive officers with respect to 1998 performance. See "EXECUTIVE COMPENSATION--Incentive Bonus Plan." The two remaining compensation elements are intended to link executive compensation more directly to increases in value of the Paired Shares. The third element consists of option awards under the Option Plans. Options to purchase 380,000 shares were granted to two former executive officers of CPI in connection with the CPI Merger. At December 31, 1998, the 12 eligible executive officers held vested options to acquire an aggregate of 853,456 shares that were previously granted under the Option Plans. The fourth element consists of allocation of restricted stock under the Stock Incentive Program. Under the Stock Incentive Program, allocations of restricted shares are earned and awarded if the performance-based goals of the program are met. All of the 514,556 shares of restricted stock allocated to the 10 eligible executive officers under the Stock Incentive Program, were earned and awarded as of December 31, 1998 because the Companies met targets for growth in Funds From Operations for prior years. See "EXECUTIVE COMPENSATION--Option Plans--Stock Incentive Program." The Companies believe that each element of its executive compensation program attracts results-oriented individuals and motivates them to achieve levels of performance which are consistent with the performance goals of the Companies and their stockholders.

                            Compensation Committee:

                           Philip J. Ward, Chairman
          Robert E. Angelica                         Birch Bayh
             Herbert Simon                        Fredrick W. Petri

Compensation Committee Interlocks and Insider Participation

   Other than Herbert Simon, who is a Co-Chairman of the Board of the Companies, no member of the Compensation Committee during 1998 was an officer, employee or former officer of the Companies or any of their subsidiaries or had any relationship requiring disclosure herein pursuant to regulations of the Securities and Exchange Commission. No executive officer of the Companies served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure herein pursuant to regulations of the Securities and Exchange Commission.

                               PERFORMANCE GRAPH

   The following line graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Common Stock of SDG from December 31, 1993 through September 24, 1998 and for the SPG Common from September 24, 1998 through December 31, 1998 as compared to the cumulative total return of the S&P Composite--500 Stock Index and the NAREIT Equity REIT Total Return Index for the period December 31, 1993 through December 31, 1998. The graph assumes an investment of $100 in Common Stock of SDG on December 31, 1993, a reinvestment of dividends and actual increase of the market value of the Common Stock of SDG or the SPG Common relative to an initial investment of $100. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the SPG Common.


                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
 AMONG Simon Property Group, Inc., S&P 500 INDEX AND NAREIT Equity REIT Total
                                 Return Index



Measurement Period         Simon Property     S&P            NAREIT Equity REIT
(Fiscal Year Covered)      Group, Inc.        500 INDEX      Total Return Index
---------------------      --------------     ---------      ------------------
Measurement Pt-
12/31/93                   $100.00            $100.00        $100.00
FYE 12/31/94               $115.27            $101.31        $103.17
FYE 12/31/95               $122.86            $139.23        $118.92
FYE 12/31/96               $170.57            $171.19        $160.86
FYE 12/31/97               $192.01            $228.32        $193.45
FYE 12/31/98               $178.71            $293.57        $159.59

                             CERTAIN TRANSACTIONS

Transactions with the Simons

   SPG has entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon (collectively, the "Simons"), all of whom are executive officers of the Companies. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through SPG or as passive investors until the later of (i) December 20, 2003, or (ii) the date that they are no longer directors or officers of SPG, and David Simon is prohibited from engaging in the shopping center business in North America other than through SPG and, with certain exceptions, for two years thereafter if he resigns or is terminated for cause. The foregoing restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from having an ownership interest in the properties in which the Simons previously owned an interest that were not contributed to the predecessor of SPG in 1993 (the "Excluded Properties") and in M.S. Management Associates, Inc. (the "Management Company"), and serving as directors and officers of the Management Company. It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

   The Simons continue to own, in whole or in part, the Excluded Properties. The Management Company has entered into management agreements with the partnerships that hold the Excluded Properties, some of which agreements were not negotiated on an arms-length basis. Management believes, however, that the terms of such management agreements are fair to the Companies.

   The Simons and certain of their family members may from time to time and are permitted by the Companies' conflicts of interest policies to invest in tenants in shopping centers owned in whole or in part by the Companies or their affiliates, provided that (1) such investment does not exceed 25% of the outstanding equity capital of any such tenant, (2) the Simon family has no right to participate in the day to day management of any such tenant and (3) any lease transaction between the Companies, Simon Property Group, L.P. (the "Operating Partnership") and their respective affiliates and the tenant in which an investment has been made by a member of the Simon family is an arm's length transaction providing for payment of prevailing market rents. As of December 31, 1998, members of the Simon family or entities controlled by them have investments in seven tenants in shopping centers owned in whole or in part by SPG. The investments and the leases were entered into on terms consistent with the conflicts of interest policies set forth above. Such an investment may cause income from the applicable tenant to be nonqualifying income for purposes of one of the tests for SPG's qualification as a REIT for federal income tax purposes. In this regard, rent received from a tenant will not be qualifying income if SPG, or an owner of ten percent or more of SPG, directly or constructively owns ten percent or more of the tenant. Management believes that the amount of nonqualifying income due to these investments under the foregoing income test does not, and future investments by the Simons will not, adversely impact SPG's qualification as a REIT.

   In connection with the use of the aggregate proceeds of the initial public offering and related financing to repay certain indebtedness encumbering the Operating Partnership's properties, the Company repaid approximately $180 million of indebtedness owed to the Simons, which represented loans made by the Simons in lieu of third-party financing. Of this amount, approximately $110 million was used by the Simons to pay income taxes and other third-party obligations associated with their real estate business. In addition, the Simons were released from personal liability under guaranties provided by the Simons by substituting guaranties by the Company, or the provision by the Company of back-up guaranties in favor of the Simons, on approximately $111 million of such debt.

Management Company

   The Management Company manages regional malls and community shopping centers not wholly-owned by the Operating Partnership and certain other properties and also engages in certain property development activities. Of the outstanding voting common stock of the Management Company, 95% is owned by the Simons, which will enable the Simons to control the election of the board of directors of the Management Company. The Operating Partnership owns common stock representing 80% of the value of the outstanding stock of the Management Company, all of the outstanding participating preferred stock of the Management Company and a mortgage note of the Management Company, which entitles SPG to more than 90% of the anticipated after-tax economic benefits, in the form of dividends and interest, of the Management Company. The Management Company must receive the approval of a majority of the Independent Directors in order to provide services for any property not currently managed by the Management Company unless SPG owns at least a 25% interest in such property. The Management Company has agreed with SPG that, if in the future SPG is permitted by applicable tax law and regulations to conduct any or all of the activities that are now being conducted by the Management Company, the Management Company will not compete with SPG with respect to new or renewal business of this nature.

Relationship with Oppenheimer, Wolff, Donnelly & Bayh LLP

   During 1998, the Companies engaged the Washington, D.C. law firm of Oppenheimer, Wolff, Donnelly & Bayh LLP (formerly Bayh, Connaughton & Malone, P.C.) to provide certain legal services. Birch Bayh, a director of the Companies, is a member of such firm.

Other Transactions

   The Operating Partnership leases office space in Ohio from 7655 Corporation, an affiliate of EJDC, pursuant to a lease dated as of January 1, 1999 (the "Lease"). Ms. DeBartolo York, a director of the Companies, serves as Chairman of the Board of EJDC and has been associated with EJDC in an executive capacity since 1975.

   Phillip J. Ward, a director of the Companies, is the Head of Real Estate Investments for CIGNA Investments, Inc., which has, or its affiliates have, made mortgage loans to the Companies or their affiliates, or entities in which they have an interest, totaling approximately $412.2 million as of December 31, 1998. These loans are considered to be arm's length agreements.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Boards of Directors of the Companies have selected Arthur Andersen LLP as the Companies' independent accountants for 1999, subject to stockholder approval. Arthur Andersen LLP has served as the independent accountants of the Companies since September 24, 1998 and prior to that date, were independent accountants of SDG. Ernst & Young LLP served as the independent accountants of CPI and CRC prior to September 24, 1998, the effective date of the CPI Merger. During the two most recent fiscal years preceding the CPI Merger, to the knowledge of the management of the Companies, there were no disagreements or other reportable events between CPI or CRC and Ernst & Young LLP which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the matter of disagreement in connection with its report.

   The Companies expect that representatives of Arthur Andersen LLP will be present at the Meetings and will be afforded an opportunity to make a statement if they desire to do so. The Companies also expect that such representatives of Arthur Andersen LLP will be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

   The Boards of Directors unanimously recommend a vote FOR ratification of Arthur Andersen LLP as the Companies' independent accountants for 1999.

                                 ANNUAL REPORT

   The Annual Report of the Companies for the year ended December 31, 1998, including financial statements audited by Arthur Andersen LLP, independent accountants, and their report thereon, is being mailed with this Proxy Statement. In addition, a copy of the Companies' Annual Report on Form 10-K for the year ended December 31, 1998, will be sent to any stockholder, without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Simon Property Group, Inc., Investor Relations, P. O. Box 7033, Indianapolis, Indiana 46207.

                 STOCKHOLDER PROPOSALS AT 2000 ANNUAL MEETING

   The date by which stockholder proposals must be received by the Companies for inclusion in the proxy materials relating to the 2000 annual meetings of stockholders is December 6, 1999. Notice of any other stockholder proposals must be received by SPG between February 12, 2000 and March 13, 2000, as more fully set forth in the By-laws of the Companies. In the event that the 2000 annual meeting of stockholders is called for a date that is not within thirty
(30) days before or after May 12, 2000, in order to be timely, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8, as well as the advance notification requirements set forth in the Companies' By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 115 West Washington Street, Indianapolis, Indiana 46204.

                                     PROXY
                          SIMON PROPERTY GROUP, INC.
                         SPG REALTY CONSULTANTS, INC.

                   PROXY FOR ANNUAL MEETINGS OF STOCKHOLDERS
                          TO BE HELD ON MAY 12, 1999

         This Proxy is Solicited on Behalf of the Boards of Directors.

     The undersigned holder(s) of shares of Common Stock of Simon Property Group, Inc. ("SPG"), which are paired with a fractional interest in shares of Common Stock of SPG Realty Consultants, Inc. ("SRC" and, with SPG, the "Companies") hereby appoints Herbert Simon and David Simon and each of them, the Proxies of the undersigned, with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Stockholders of SPG to be held at The Indianapolis Hyatt Regency, One South Capitol Avenue, Indianapolis, Indiana, on Wednesday May 12, 1999, at 11:00 a.m., Indianapolis time, and any adjournment or adjournments thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof.

1.   To elect seven directors of SPG to serve for a term of one year:
     Nominees: Robert E. Angelica; Birch Bayh; Hans C. Mautner; G. William
               Miller; J. Albert Smith, Jr.; Pieter S. van den Berg and Philip
               J. Ward

2. To ratify the appointment of Arthur Andersen LLP as independent accountants of SPG for 1999


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

    (THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

                                                                     SEE REVERSE
                                                                         SIDE

[X] Please mark your
    vote as in this
    example.

        Vote             Vote
       FOR ALL         WITHHELD
      nominees         for all
       listed          nominees
      above in       listed above
     Proposal 1     in Proposal 1
1.      [ ]              [ ]

     For, except vote withheld from the following nominee(s):

------------------------------------------------------------------

     FOR    AGAINST    ABSTAIN
2.   [ ]      [ ]        [ ]

     Appointment of Arthur Andersen LLP

3. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the Joint Proxy Statement furnished therewith, and the 1998 Annual Report to Shareholders. Any proxy heretofore given to vote the shares which the undersigned is entitled to vote at the SPG Annual Meeting of Stockholders is hereby revoked.

NOTE: Please fill in, sign and return this proxy in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If signer is a corporation, please sign the full corporate name by authorized officer. Joint owners should each sign individually. (Please note any change of address on this proxy.)

Please sign exactly as name appears hereon. Joint owners should each sign.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  SIGNATURE(S)                                                              DATE

                                    PROXY
                                                          SERIES A PAIRED SHARES
                          SIMON PROPERTY GROUP, INC.
                         SPG REALTY CONSULTANTS, INC.

                  PROXY FOR ANNUAL MEETINGS OF STOCKHOLDERS
                          TO BE HELD ON MAY 12, 1999
This Proxy is Solicited on Behalf of the Boards of Directors.

     The undersigned holder(s) of shares of Series A Convertible Preferred
Stock of Simon Property Group, Inc. ("SPG"), which are paired with a fractional interest in shares of Common Stock of SPG Realty Consultants, Inc. ("SRC" and, with SPG, the "Companies") hereby appoints Herbert Simon and David Simon and each of them, the Proxies of the undersigned, with full power of substitution, to attend and represent the undersigned at the Annual Meetings of Stockholders of the Companies to be held at The Indianapolis Hyatt Regency, One South Capitol Avenue, Indianapolis, Indiana, on Wednesday, May 12, 1999, at 11:00 a.m., Indianapolis time, and any adjournment of adjournments thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meetings or at any adjournment or postponement thereof:

 1. To elect seven directors of SPG to serve for a term of one year:
    Nominees: Robert E. Angelica; Birch Bayh; Hans C. Mautner; G. William
              Miller; J. Albert Smith, Jr.; Pieter S. van den Berg and Philip J. Ward

2.  To elect thirteen directors of SRC to serve for a term of one year:
    Nominees: Robert E. Angelica; Birch Bayh; Hans C. Mautner; G. William
              Miller; Fredrick W. Petri; Melvin Simon; Herbert Simon; David Simon; J. Albert Smith, Jr.; Richard S. Sokolov; Pieter S. van den Berg; Philip J. Ward and M. Denise DeBartolo York

3. To ratify the appointment of Arthur Andersen LLP as independent accountants of the Companies for 1999

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED UNDER PROPOSALS 1 AND 2 AND FOR PROPOSAL 3.

    (THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

                                  -----------
                                  SEE REVERSE
                                     SIDE
                                  -----------

[X] Please mark your
    vote as in this
    example.

        Vote             Vote
       FOR ALL         WITHHELD
      nominees         for all
       listed          nominees
      above in       listed above
     Proposal 1     in Proposal 1
1.      [ ]              [ ]

     For, except vote withheld from the following nominee(s):

------------------------------------------------------------------

        Vote             Vote
       FOR ALL         WITHHELD
      nominees         for all
       listed          nominees
      above in       listed above
     Proposal 2     in Proposal 2
2.      [ ]              [ ]

     For, except vote withheld from the following nominee(s):

------------------------------------------------------------------

     FOR    AGAINST    ABSTAIN
3.   [ ]      [ ]        [ ]

     Appointment of Arthur Andersen LLP

4. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meetings of Stockholders, the Joint Proxy Statement furnished therewith, and the 1998 Annual Report to Shareholders. Any proxy heretofore given to vote the paired shares which the undersigned is entitled to vote at the Annual Meeting(s) of Stockholders is hereby revoked.

NOTE: Please fill in, sign and return this proxy in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If signer is a corporation, please sign the full corporate name by authorized officer. Joint owners should each sign individually. (Please note any change of address on this proxy.)

Please sign exactly as name appears hereon. Joint owners should each sign.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  SIGNATURE(S)                                                              DATE

                                     PROXY

                          SIMON PROPERTY GROUP, INC.
                         SPG REALTY CONSULTANTS, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 12, 1999

         This Proxy is Solicited on Behalf of the Boards of Directors.

     The undersigned holder(s) of shares of Common Stock of Simon Property Group, Inc. ("SPG"), which are paired with a fractional interest in shares of Common Stock of SPG Realty Consultants, Inc. ("SRC" and, with SPG, the "Companies") hereby appoints Herbert Simon and David Simon and each of them, the Proxies of the undersigned, with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Stockholders of SRC to be held at The Indianapolis Hyatt Regency, One South Capitol Avenue, Indianapolis, Indiana, on Wednesday May 12, 1999, at 11:00 a.m., Indianapolis time, and any adjournment or adjournments thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof.

1.   To elect thirteen directors of SRC to serve for a term of one year:
     Nominees: Robert E. Angelica; Birch Bayh; Hans C. Mautner; G. William
               Miller; Fredrick W. Petri; Melvin Simon; Herbert Simon; David Simon; J. Albert Smith, Jr.; Richard S. Sokolov; Pieter S. van den Berg; Philip J. Ward and M. Denise DeBartolo York

2. To ratify the appointment of Arthur Andersen LLP as independent accountants of the Companies for 1999


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

    (THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

                                                                     SEE REVERSE
                                                                         SIDE

[X] Please mark your
    vote as in this
    example.

        Vote             Vote
       FOR ALL         WITHHELD
      nominees         for all
       listed          nominees
      above in       listed above
     Proposal 1     in Proposal 1
1.      [ ]              [ ]

     For, except vote withheld from the following nominee(s):

------------------------------------------------------------------

     FOR    AGAINST    ABSTAIN
2.   [ ]      [ ]        [ ]

     Appointment of Arthur Andersen LLP

3. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meetings of Stockholders, the Joint Proxy Statement furnished therewith, and the 1998 Annual Report to Shareholders. Any proxy heretofore given to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders is hereby revoked.

NOTE: Please fill in, sign and return this proxy in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If signer is a corporation, please sign the full corporate name by authorized officer. Joint owners should each sign individually. (Please note any change of address on this proxy.)

Please sign exactly as name appears hereon. Joint owners should each sign.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  SIGNATURE(S)                                                              DATE